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                                                                    Exhibit 10.2

                                   COHU, INC.
                             1998 STOCK OPTION PLAN
                                  (as amended)

        The Cohu, Inc. 1998 Stock Option Plan, is hereby adopted for the benefit of officers, directors, service providers and key employees of Cohu, Inc., a Delaware corporation and its parent or subsidiaries, if any.

1. Purpose. The purpose of the Plan is to advance the growth and prosperity of the Corporation and its stockholders by providing to officers, directors, service providers and key employees of the Corporation an incentive to serve the Corporation. By encouraging and enabling such persons to become owners of capital stock of the Corporation, the Corporation seeks to attract and retain persons of training, experience and ability and to furnish additional incentives to those persons upon whose judgment, initiative and efforts the successful conduct of the Corporation's business depends. It is the intention of the Corporation that this objective will be accomplished through the granting of incentive stock options and nonqualified stock options to certain officers, directors, service providers and key employees of the Corporation.

2. Definitions. As used herein, the following terms shall have the corresponding meanings.

        2.1. "Committee" shall mean the Cohu, Inc. Compensation Committee, appointed by the Board of Directors of the Corporation. If no such Committee is appointed, the entire Board of Directors of the Corporation shall be deemed to constitute the Committee. The Board of Directors of the Corporation may also appoint an Employee Option Committee, consisting of one or more directors, which is authorized to grant options to employees (other than executive officers of the Corporation) subject to such limitations as may be established by the Board of Directors from time to time. If an Employee Option Committee is established, references to the term "Committee" shall also include the Employee Option Committee, as the case may be.

        2.2. "Corporation" shall mean Cohu, Inc. and any successor corporation thereto and/or its parent or subsidiaries, if any, as the context requires. The terms "parent" and "subsidiary" shall mean any existing or future corporation which would be a parent or subsidiary corporation of the Corporation, as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Code").

        2.3. "Date of Grant" shall mean the date of grant of a Stock Option granted hereunder as set forth in the Stock Option Agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

        2.4. "Employee" shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

        2.5. "Fair Market Value" shall mean, with respect to the exercise of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, the closing price of the Common Stock for the business day


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immediately preceding the day for which the determination is being made, or (b)
if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ for the business day immediately preceding the day for which the determination is being made, or (c) if the Common Stock is not then listed on any exchange or quoted on NASDAQ, an amount determined in good faith by the Board of Directors to be the fair market value of the Common Stock, after consideration of all relevant factors.

        2.6. "Holder" shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

        2.7. "Incentive Stock Option" shall mean a Stock Option which is intended to qualify for tax treatment as an incentive stock option under Section 422 of the Code. An Incentive Stock Option may only be granted to an Employee.

        2.8. "Nonqualified Stock Option" shall mean a Stock Option which is not intended to qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code.

        2.9. "Plan" shall mean the Cohu, Inc. 1998 Stock Option Plan, as herein adopted and as may be amended from time to time.

        2.10. "Purchase Price" shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

        2.11. "Shares" shall mean those shares of Common Stock of the Corporation which are available for issuance pursuant to the terms of the Plan.

        2.12. "Stock Option" shall mean a stock option giving a Holder the right to purchase Shares. A Stock Option may be an Incentive Stock Option or a Nonqualified Stock Option.

3. Term. All Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Corporation and the date the Plan is duly approved by the stockholders of the Corporation.

4. Eligibility. Stock Options may be granted only to employees (including officers and directors who are also employees) of the Corporation or its parent or subsidiaries or to individuals who are rendering services as directors, consultants, advisors, or other independent contractors to the Corporation or its parent or subsidiaries. For purposes of the foregoing sentence, "employees" shall include prospective employees to whom Stock Options are granted in connection with written offers of employment with the Corporation or its parent or subsidiaries and "consultants" or "advisors" shall include prospective consultants or advisors to whom Stock Options are granted in connection with written consulting or advising offers with the Corporation or its parent or subsidiaries. The Committee shall, in the Committee's sole discretion, determine which persons shall be granted Stock Options. An individual who is rendering services as a director (and who is not an employee), consultant, advisor, or other independent contractor or who is a prospective employee, consultant or advisor shall be eligible to be granted only a Nonqualified Stock Option. A Holder may, if otherwise eligible, be granted more than one Stock Option. In no event may a Stock Option be granted to an individual where



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such grant, together with all other Stock Options granted during that calendar year, would entitle the holder of the Stock Option to purchase more than 200,000 Shares.

5. Shares of Stock Subject to the Plan. Subject to the adjustments set forth in the Plan, the Shares which may be issued pursuant to the Plan shall not exceed in the aggregate 2,850,000 shares of the Corporation's Common Stock, $1.00 par value. Such Shares shall be authorized and unissued shares. Any Shares subject to a Stock Option granted under this Plan which for any reason expires or is terminated unexercised and/or Shares subject to repurchase which are repurchased by the Corporation shall again be subject to and be available for issuance pursuant to the terms of this Plan. Notwithstanding the foregoing, any such shares shall be made subject to a new Stock Option only if the grant of such new Stock Option and the issuance of such shares pursuant to such new Stock Option would not cause the Plan or any Stock Option granted under the Plan to contravene Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended from time to time or any successor rule or regulation ("Rule 16b-3").

6. Administration of the Plan. Within the limitations described herein, the Committee shall administer the Plan, select the officers, directors, service providers and Employees of the Corporation to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. By the adoption of this Plan, the Board of Directors of the Corporation is delegating to the Committee plenary authority to administer the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option.

        With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3. In the case of officers or other Employees or persons who are not directors of the Corporation, grants may be approved by the Committee or by a majority of the members of the Board of Directors. Notwithstanding the above, the Committee, in its sole discretion, may delegate its powers hereunder to grant Stock Options to persons who are not subject to Section 16(b) of the Exchange Act, to certain officers of the Corporation. Any such delegation shall be in writing and shall clearly describe any limitations to which such delegation of authority is subject.

        In the event the Corporation is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Corporation shall establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Stock Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

7. Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, members of the Board of Directors of the Corporation, members of the Committee and any officers to whom authority to act for the Committee is delegated shall be indemnified by the Corporation against all reasonable expenses,



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including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or misconduct in duties; provided, however, that within sixty
(60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

8. Stock Options. The granting of a Stock Option shall be evidenced by a stock option agreement ("Stock Option Agreement"), in such form and not inconsistent with this Plan, as the Committee shall approve from time to time. The Committee shall determine for each Stock Option (which need not be identical), the exercise price of the Stock Option, the timing and terms of exercisability and vesting of the Stock Option, the time of expiration of the Stock Option, the effect of the Holder's termination of employment or service, whether the Stock Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option, the method for satisfaction of any tax withholding obligation arising in connection with the Stock Option, including by the withholding or delivery of shares of Common Stock, and all other terms and conditions of the Stock Option not inconsistent with the Plan. Each Stock Option Agreement shall contain in substance the following terms and conditions:

        8.1. Price. The Stock Option Agreement shall specify the Purchase Price per Share. The Purchase Price per Share deliverable upon the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the Date of Grant of the Incentive Stock Option. In the case of a grant of an Incentive Stock Option to an Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, or of any parent or subsidiary corporation, the Purchase Price per Share deliverable upon the exercise of the Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of such Share on the Date of Grant of the Incentive Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with a Purchase Price lower than the minimum price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another Stock Option in a manner qualifying with the provisions of Section 424(a) of the Code. The Purchase Price per Share deliverable upon exercise of a Nonqualified Stock Option shall be not less than the Fair Market Value of a Share on the Date of Grant of the Nonqualified Stock Option except that the purchase price for no more than 5% of the shares under the plan can be determined by the Committee in its sole discretion.

        8.2. Number of Shares. The Stock Option Agreement shall specify the number of Shares subject to the Stock Option.

        8.3. Exercisability of Stock Options. A Stock Option may be exercisable, in part or in full, at any time and from time to time during an exercise period, and subject to such performance criteria, conditions and restrictions as determined by the Committee on a case-by-case basis for each Stock Option, and as set forth in the Stock Option Agreement;



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provided, however, that a Stock Option granted to a prospective employee, prospective consultant or prospective advisor shall not be exercisable prior to the date on which the person commences employment or service. In no event shall the exercise period of any Incentive Stock Option granted hereunder exceed ten
(10) years from the Date of Grant of such Option; provided, however, that in the case of a grant of an Incentive Stock Option to an Employee, who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting stock of the Corporation or of any parent or subsidiary corporation, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Date of Grant.

        In the event that the aggregate Fair Market Value (determined as of the Date of Grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all stock option plans of the Corporation and its parent or subsidiary corporations) exceeds $100,000, the excess shall be treated as a Nonqualified Stock Option. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

        8.4. Payment of Purchase Price.

                (a) Forms of Payment Authorized. Payment of the Purchase Price for the number of Shares being purchased pursuant to any Stock Option shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Corporation of shares of the Corporation's Common Stock owned by the Holder having a value, as determined by the Committee (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation), not less than the option price, (3) if specifically permitted by the Committee and set forth in the Holder's Stock Option Agreement, by the Holder's recourse promissory note, (4) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of a Stock Option or the proceeds of a loan with respect to the shares acquired upon the exercise of a Stock Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (5) by any combination thereof. The Committee may at any time or from time to time, grant Stock Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or which otherwise restrict one (1) or more forms of consideration.

                (b) Tender of Corporation Stock. Notwithstanding the foregoing, a Stock Option may not be exercised by tender to the Corporation of shares of the Corporation's Common Stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Corporation's stock or result in the recognition of compensation expense to the Corporation under generally accepted accounting principles. Unless otherwise provided by the Committee, a Stock Option may not be exercised by tender to the Corporation of shares of the Corporation's Common Stock unless such shares of the Corporation's common stock either have been owned by the Holder for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.



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                (c) Promissory Notes. No promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Stock Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Committee shall have the authority to permit or require the Holder to secure any promissory note used to exercise a Stock Option with the Shares acquired on exercise of the Stock Option and/or with other collateral acceptable to the Corporation. Unless otherwise provided by the Committee, in the event the Corporation at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Holder shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                (d) Assignment of Proceeds of Sale. The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Stock Options by means of an assignment of the proceeds of a sale of some or all of the Shares to be acquired upon such exercise, or the assignment of the proceeds of a loan with respect to the Shares to be acquired upon such exercise.

9. Recapitalization. Appropriate adjustments shall be made in the number and class of Shares subject to the Plan, to the annual limit on Stock Options that may be granted to any individual, and to any outstanding Stock Options and in the Purchase Price per Share of any outstanding Stock Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Corporation.

10. Reorganization. A "Reorganization" shall be deemed to have occurred in the event any of the following occurs with respect to the Corporation: (a) the direct or indirect sale or exchange by the stockholders of the Corporation of all or substantially all of the stock of the Corporation where the stockholders of the Corporation before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Corporation after such sale or exchange; (b) a merger or consolidation in which the Corporation is not the surviving corporation; (c) a merger or consolidation in which the Corporation is the surviving corporation where the stockholders of the Corporation before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Corporation after such merger or consolidation; (d) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 2.2 above) of the Corporation); or (e) a liquidation or dissolution of the Corporation.

        In the event of a Reorganization, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Corporation's rights and obligations under outstanding Stock Options or substitute options for the Acquiring Corporation's stock for such outstanding Stock Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Stock Options in connection with the Reorganization, any unexercisable and/or unvested portion of the outstanding



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Stock Options shall be immediately exercisable and vested as of the date thirty
(30) days prior to the date of the Reorganization. The exercise and/or vesting of any Stock Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Reorganization. Any Stock Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Reorganization nor exercised as of the date of the Reorganization shall terminate and cease to be outstanding effective as of the date of the Reorganization.

11. Investment Representations. The Committee may require a Holder to whom a Stock Option is granted, as a condition of receipt and/or exercise of the Stock Option, to give written assurances in substance and form satisfactory to the Committee to the effect that the Holder is acquiring the Stock Option granted hereunder or the Shares issuable upon exercise thereof for the Holder's own account and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Committee deems necessary or appropriate in order to comply with federal and applicable state securities laws. Appropriate legends may be placed on any Shares issued under the Plan evidencing such representations.

12. Compliance With Securities Laws. Each Stock Option granted hereunder shall be subject to the requirement that, if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Shares subject to such Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option granted hereunder or the issue of Shares, such Stock Option may not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing in the Plan or related Stock Option Agreements shall be deemed to require the Corporation to apply for or obtain such listing, registration or qualification.

13. Rights as a Stockholder. A Holder shall have no rights as a stockholder of the Corporation with respect to any Shares covered by a Stock Option granted hereunder until said Holder tenders an effective and unconditional notice of exercise of the Stock Option to the Corporation, complies with all other terms and conditions of exercise and, if applicable, pays the Purchase Price. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Holder tenders notice of exercise, complies with all other terms and conditions of exercise, and pays any applicable Purchase Price. The Committee shall use its best efforts to secure prompt issuance of stock certificates following full performance of exercise by any Holder.

14. Non-Assignability of Options. No Incentive Stock Option shall be assignable or transferable by the Holder except by will or by the laws of descent and distribution. During the life of the Holder, an Incentive Stock Option shall be exercisable only by the Holder or by the duly appointed legal representative of an incompetent Holder. A Nonqualified Stock Option may be assignable or transferable to the extent set forth in the Stock Option Agreement governing such Stock Option.

15. Withholding Taxes. The Corporation shall have the right to deduct from amounts otherwise due Holder under a Stock Option granted hereunder or from any wages or other compensation to be paid to Holder any sums required by federal, state and local tax law to be



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withheld with respect to the exercise of any Stock Option or with respect to the disposition of Shares issued hereunder or, in the alternative, to require the Holder to pay such sums to the Corporation. The Corporation may also retain any certificate representing Shares issuable upon exercise of Stock Options until all such tax withholding requirements are satisfied. The Corporation may, in its discretion and upon request by Holder, withhold from the Shares to be issued to Holder under this Plan a number of Shares (based on the Fair Market Value of the Shares on the date of exercise of the Stock Option) necessary to satisfy any tax withholding requirements.

16. Termination or Amendment of the Plan and Stock Options. The Committee may terminate or amend the Plan or any Stock Option at any time; except that, without stockholder approval, the Committee may not increase the number of Shares which may be issued under the Plan (except by operation of paragraph 9) or modify the requirements as to eligibility to receive Incentive Stock Options under the Plan. In addition, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Stock Option or any unexercised portion thereof, without the consent of the Holder, unless such amendment is required to enable a Stock Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

17. No Special Employment Rights. Nothing contained in this Plan or in any Stock Option granted hereunder shall confer upon any Holder any right with respect to continued employment or engagement with the Corporation or interfere in any way with the right of the Corporation, subject to the terms of any separate agreement with the Holder to the contrary, at any time to terminate such employment or engagement or to increase or decrease the compensation or other benefits paid to the Holder.

18. Governing Law. This Plan and any Stock Options issued hereunder shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that the foregoing Cohu, Inc. 1998 Stock Option Plan was duly adopted by the Board of Directors of the Corporation on January 29, 1998 and amended on January 26, 2000 and January 29, 2002.

                                        /s/  John H. Allen
                                        ----------------------------------------
                                        John H. Allen


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